Exhibit 23.2



















                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the Registration Statement (File No. 333-12247) of Level 8
Systems, Inc. on Form S-8 of our report dated January 31,
1997, appearing in this Annual Report on Form 10-K of Level
8 Systems, Inc. for the year ended December 31, 1996.




                               LURIE, BESIKOF, LAPIDUS & CO., LLP


Minneapolis, Minnesota

March 13, 1997







                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Shareholders
Level 8 Systems, Inc.

We have audited the accompanying consolidated balance sheets of LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES (former Across Data Systems, Inc.) as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule listed in the Index at Item 14(b)2. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                               LURIE, BESIKOF, LAPIDUS & CO., LLP

Minneapolis, Minnesota

January 31, 1997